August 29, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read the attachment filed under Item 77(K) of Bear Stearns
 Active ETF Trusts Form N-SAR dated August 29, 2008, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania